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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 3, 2000

                                HITK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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           DELAWARE                       2-82427-NY            13-3159591
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
(STATE OF INCORPORATION)      (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
                                                            IDENTIFICATION NO.


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
     68 SCHRAALENBURG ROAD
     HARRINGTON PARK, NEW JERSEY                                     07640
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 784-5190

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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 1. OTHER MATTERS.

     On January 3, 2000, HITK Corporation (the "Company") sold a total of 1,600,000 restricted shares of its Common Stock to Robert N. Schuck, president and a director of the Company and a total of 500,000 restricted shares of its Common Stock to John Gitlin, vice president and a director of the Company. The purchase price paid by Mr. Schuck for the shares was $24,000. The purchase price paid by Mr. Gitlin was $7,500.00. The purchase price was calculated at fifteen times par value of the stock. Although the Company's stock trades on the pink sheets, there has been no closing bid for the stock since June 24, 1993. In October 1988, the Company filed a petition under Chapter 11 of the Bankruptcy Code and as a result of the bankruptcy proceedings and the terms of its plan of reorganization, effectively ceased doing business as a going concern. As of its last audited report for the fiscal year ending February 28, 1999, the Company had a negative net asset value in excess of $300,000.00. The financial condition of the Company has not materially changed as of the date of this report. Prior to the sale, Mr. Schuck held a total of 817,998 or 24% of the issued and outstanding shares of the Company's stock. As a result of Mr. Schuck's purchase of the 1,600,000 shares he currently holds approximately 44.3% of the Company's issued stock. Prior to the acquisition of the 500,000 shares, Mr. Gitlin held no shares of the Company's stock. As of the acquisition date, Mr. Gitlin currently holds approximately 9% of the issued and outstanding shares of the Company's stock. Following confirmation of its plan of reorganization in 1989, HITK requested that Mr. Schuck, who under the terms of the plan was to receive a salary of $120,000.00 per annum, defer payment of the salary pending the consummation of the plan which Mr. Schuck agreed to do. The purchase price paid by Mr. Schuck was applied against the outstanding salary owed to him by the Company. Similarly, Mr. Gitlin who had acted as bankruptcy counsel for the Company agreed to continue to represent the Company post confirmation and to defer payment of his fees pending consummation of the Company's reorganization plan. The purchase price paid by Mr. Gitlin for the shares was applied against the outstanding legal fees owed to him by the Company. The agreements to purchase the stock were entered into in July, 1999, but were expressly subject to and contingent upon the Company obtaining a favorable opinion letter from outside counsel regarding the proposed transactions. On December 17,1999, the opinion letter was received by the Company and on January 3, 2000, the respective transactions closed.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           Date: January 8, 2000

                                                           HITK Corporation
                                                             /s/  John Gitlin
                                                           ---------------------
                                                           By:    John Gitlin
                                                           Its:   Vice President